EXHIBIT 4.25(b)

                               U. S. ENERGY CORP.
                                  STOCK WARRANT
     This Stock Warrant is made in Riverton, WY this 3rd day of July, 2003 by and between U. S. Energy Corp. (herein referred to as the "Company" or "USE") and CCRI Corporation (hereinafter referred to as the "Consultant"). This Stock Warrant is issued in connection with the Consulting Agreement between USE and the Consultant, dated April 17, 2003. C & H Capital, Inc of 6585 Sterling Dr., Suwanee, GA 30024, who is an assignee of Warrants issued pursuant to this Stock Warrant agrees to those provisions of the Consulting Agreement, which apply to Warrants.

1. The Company hereby grants C & H Capital, Inc. a Warrant to purchase an aggregate of 12,500 shares of the common stock of the Company, $0.01 par value (hereinafter referred to as the "Shares") $4.50/share for 36 months expiring on March 16, 2006.

2. Exercise of the Warrant shall be covered by a piggy-back registration right by the Consultant as part of the next subsequent appropriate USE registration of shares with the SEC in which exercise of the Warrants could be registered by USE. This registration would cover resale of the shares, as well. In the event that no filing occurs within the term of the Warrant, the Consultant or its assignee(s) shall have the right to demand that the Company file a registration statement with the SEC for exercise of the balance of the Warrant, or for the resale of the Shares acquired under the Warrants. The Company agrees to file a registration statement




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Stock Warrant Agreement
C & H Capital, Inc.
Page 2


but only at a time when financial statements for the recently concluded fiscal year have been audited. The Company and Consultant or its assignee(s) agree to each pay one half of the federal and state filing fees, Edgar filing expense, legal fees and auditor's expenses for document review.

3. The Consultant or its assignee(s) may exercise the options under this Warrant as provided above to all or any part of the Shares by giving written notice to the Company, at its principal office, specifying the number of Shares to which the exercise shall apply, and accompanied by payment of the full purchase price for the Shares being purchased. Upon compliance with the terms of this Agreement, certificate(s) representing the Shares purchased shall be issued as soon as practicable after notice of exercise is given to the Company.

4. The Consultant or its assignee(s) hereby represents that the Warrant granted hereunder and the Shares purchased by it pursuant to the exercise of all or any part of the Warrant are and will be acquired for investment and not with a view to the distribution thereof. The Warrant is granted by the Company in reliance upon this representation. Upon the exercise of the options under this Warrant, Consultant or its assignee(s) shall not thereafter transfer, encumber or dispose of the Shares so purchased unless: (a) a registration statement covering issuance of such Shares on exercise of the Warrants is filed and becomes effective pursuant to the Securities Act of 1933, as amended, and applicable state law, or if previously exercised, the registration statement covers resale of the shares; or (b) an opinion letter of the Warrantee's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state securities laws or regulations.




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Stock Warrant Agreement
C & H Capital, Inc.
Page 3


     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by its duly authorized officer and to be sealed with its corporate seal, attested by its secretary, and Consultant or its assignee(s) has executed this Agreement with the intent to be legally bound as of the date written below.

                                            U. S. ENERGY CORP.



Attest:  /s/  Daniel P. Svilar               By:    /s/  Keith G. Larsen
        -------------------------------          -------------------------------
         Daniel P. Svilar,                        Keith G. Larsen,
         Secretary                                President


                                            CONSULTANT'S ASSIGNEE:




Dated:                                             /s/  Jason Wayne Assad
        -------------------------------          -------------------------------
                                                 Jason Wayne Assad for
                                                 C & H Capital, Inc.